Exhibit 10.7



                                          For Bank Use Only        Reviewed by

                                          Due  DECEMBER 15, 2009

                                          Customer# 1105510939      Loan #   182
                                                   -----------------         ---

                              REVOLVING CREDIT NOTE



                 $ 5,000,000.00                           JANUARY 29, 2008


                 FOR VALUE RECEIVED,  the undersigned borrower (the "Borrower"), promises to pay to the order of U. S. BANK N. A. (the "Bank'), the principal sum of FIVE MILLION AND NO/100 Dollars ($5,000,000.00), payable DECEMBER 15, 2009 (the "Maturity Date").

                 Interest.
                 The unpaid principal balance will bear interest at an annual rate described in the Interest Rate Rider attached to this Note.


                 Payment Schedule.
                 Interest is payable beginning FEBRUARY 1, 2008, and on the same date of each consecutive month thereafter (except that if a given month does not have such a date, the last day of such month), plus a final interest payment with the final payment of principal.

                 Interest will be computed for the actual number of days
            principal is unpaid, using a daily factor obtained by dividing the stated interest rate by 360.

                 Notwithstanding any provision of this Note to the contrary, upon any default or at any time during the continuation thereof (including failure to pay upon maturity), the Bank may, at its option and subject to applicable law, increase the interest rate on this Note to a rate of 5% per annum plus the interest rate otherwise payable hereunder. Notwithstanding the foregoing and subject to applicable law, upon the occurrence of a default by the Borrower or any guarantor involving bankruptcy, insolvency, receivership proceedings or an assignment for the benefit of creditors, the interest rate on this Note shall automatically increase to a rate of 5% per annum plus the rate otherwise payable hereunder.

                 In no event will the interest rate hereunder exceed that
            permitted by applicable law. If any interest or other charge is finally determined by a court of competent jurisdiction to exceed the maximum amount permitted by law, the interest or charge shall be reduced to the maximum permitted by law, and the Bank may credit any excess amount previously collected against the balance due or refund the amount to the Borrower.

                 Subject to applicable law, if any payment is not made on or before its due date, the Bank may collect a delinquency charge of 5.00% of the unpaid amount. Collection of the late payment fee shall not be deemed to be a waiver of the Bank's right to declare a default hereunder.

                 Without affecting the liability of any Borrower, endorser, surety or guarantor, the Bank may, without notice, renew or extend the time for payment, accept partial payments, release or impair any collateral security for the payment of this Note, or agree not to sue any party liable on it.

                 This Revolving Credit Note constitutes the Note issued under a
            Revolving Credit Agreement dated as of the date hereof between the Borrower and the Bank, to which Agreement reference is hereby made for a statement of the terms and conditions under which loans evidenced hereby were or may be made and a description of the terms and conditions upon which the maturity of this Note may be accelerated, and for a description of the collateral securing this Note.

                 This Note is a "transferable record" as defined in applicable law relating to electronic transactions. Therefore, the holder of this Note may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of this Note that is an authoritative copy as defined in such law. The holder of this Note may store the authoritative copy of such Note in its electronic form and then destroy the paper original as part of the holder's normal business practices. The holder, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

                 All documents attached hereto, including any appendices,
            schedules, riders, and exhibits to this Revolving Credit Note, are hereby expressly incorporated by reference.












           The Borrower hereby acknowledges the receipt of a copy of this Note.


           (Individual Borrower)              Hi-Shear Technology Corporation
                                              -------------------------------
                                              Borrower Name Organization

                                              a Delaware Corporation

           Borrower Name        N/A           By   /s/ George W. Trahan
                                              Name and Title George W. Trahan
                                                             President and CEO

                                              By    /s/ Jan L. Hauhe
           Borrower Name        N/A           Name and Title Jan L. Hauhe CFO

                               INTEREST RATE RIDER


            This Rider is made part of the Revolving Credit Note (the "Note") in the original amount of $5,000,000.00 by the undersigned borrower (the "Borrower") in favor of U.S. BANK N. A., (the "Bank") as of the date identified below. The following interest rate description is hereby added to the Note:

            Interest Rate Options. Interest on each advance hereunder shall accrue at one of the following per annum rates selected by the Borrower ("n/a" indicates rate option is not available, but Prime Rate Loan option must always be selected) (i) upon notice to the Bank, -0.250 % plus the prime rate announced by the Bank from time to time, as and when such rate changes (a "Prime Rate Loan"); (ii) upon a minimum of two New York Banking Days prior notice, 2.000 % plus the 1, 2, 3, 6 or 12 month LIBOR rate quoted by the Bank from Reuters Screen LIBOR01 Page or any successor thereto (which shall be the LIBOR rate in effect two New York Banking Days prior to commencement of the advance), adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation (a "LIBOR Rate Loan"); or (iii) upon notice to the Bank, n/a % plus the rate, determined solely by the Bank, at which the Bank would be able to borrow funds of comparable amounts in the Money Markets for a 1, 2, 3, 6 or 12 month period, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation (a "Money Market Rate Loan"). The term "New York Banking Day" means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York. The term "Money Markets" refers to one or more wholesale funding markets available to the Bank, including negotiable certificates of deposit, commercial paper, eurodollar deposits, bank notes, federal funds, interest rate swaps or others. No LIBOR Rate Loan or Money Market Rate Loan may extend beyond the maturity of this Note. In any event, if the Loan Period for a LIBOR Rate Loan or Money Market Rate Loan should happen to extend beyond the maturity of this Note, such loan must be prepaid at the time this Note matures. If a LIBOR Rate Loan or Money Market Rate Loan is prepaid prior to the end of the Loan Period for such loan, whether voluntarily or because prepayment is required due to the Note maturing or due to acceleration of this Note upon default or otherwise, the Borrower agrees to pay all of the Bank's costs, expenses and Interest Differential (as determined by the Bank) incurred as a result of such prepayment. The term "Loan Period" means the period commencing on the advance date of the applicable LIBOR Rate Loan or Money Market Rate Loan and ending on the numerically corresponding day 1, 2, 3, 6 or 12 months thereafter matching the interest rate term selected by the Borrower; provided, however, (a) if any Loan Period would otherwise end on a day which is not a New York Banking Day, then the Loan Period shall end on the next succeeding New York Banking Day unless the next succeeding New York Banking Day falls in another calendar month, in which case the Loan Period shall end on the immediately preceding New York Banking Day; or (b) if any Loan Period begins on the last New York Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of the Loan Period), then the Loan Period shall end on the last New York Banking Day of the calendar month at the end of such Loan Period. The term "Interest Differential" shall mean that sum equal to the greater of zero or the financial loss incurred by the Bank resulting from prepayment, calculated as the difference between the amount of interest the Bank would have earned (from like investments in the Money Markets as of the first day of the LIBOR Rate Loan or Money Market Rate Loan) had prepayment not occurred and the interest the Bank will actually earn (from like investments in the Money Markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment. Because of the short-term nature of this facility, the Borrower agrees that the Interest Differential shall not be discounted to its present value. Any prepayment of a LIBOR Rate Loan or Money Market Rate Loan shall be in an amount equal to the remaining entire principal balance of such loan.

            In the event the Borrower does not timely select another interest rate option at least two New York Banking Days before the end of the Loan Period for a LIBOR Rate Loan or Money Market Rate Loan, the Bank may at any time after the end of the Loan Period convert the LIBOR Rate Loan or Money Market Rate Loan to a Prime Rate Loan, but until such conversion, the funds advanced under the LIBOR Rate Loan or Money Market Rate Loan shall continue to accrue interest at the same rate as the interest rate in effect for such LIBOR Rate Loan or Money Market Rate Loan prior to the end of the Loan Period.

            The Bank's internal records of applicable interest rates shall be determinative in the absence of manifest error. Each LIBOR Rate Loan and each Money Market Rate Loan shall be in a minimum principal amount of $100,000.

           Dated as of:  January 29, 2008

           (Individual Borrower)               Hi-Shear Technology Corporation
                                               -------------------------------
                                               Borrower Name Organization

                                               a Delaware Corporation

           Borrower Name         N/A           By   /s/ George W. Trahan
                                               Name and Title George W. Trahan
                                                              President and CEO

                                               By    /s/ Jan L. Hauhe
           Borrower Name         N/A           Name and Title Jan L. Hauhe CFO

                           REVOLVING CREDIT AGREEMENT

This Revolving Credit Agreement (the "Agreement") is made and entered into by and between the undersigned borrower (the "Borrower") and the undersigned bank (the "Bank") as of the date set forth on the last page of this Agreement.

                                ARTICLE I. LOANS

1.1 REVOLVING CREDIT LOANS. From time to time prior to December 15, 2009 (the "Maturity Date") or the earlier termination hereof, the Borrower may borrow from the Bank for working capital purposes up to the aggregate principal amount outstanding at any one time of the lesser of (i) $5,000,000.00 (the "Loan Amount"), less letters of credit issued by the Bank, or (ii) if applicable, the Borrowing Base (defined below). All revolving loans hereunder will be evidenced by a single promissory note of the Borrower payable to the order of the Bank in the principal amount of the Loan Amount (the "Note"). Although the Note will be expressed to be payable in the full Loan Amount, the Borrower will be obligated to pay only the amounts actually disbursed hereunder, together with accrued interest on the outstanding balance at the rates and on the dates specified therein and such other charges provided for herein. In the event that the principal amount outstanding under the Note exceeds the Borrowing Base at any time, the Borrower will immediately, without request, prepay an amount sufficient to eliminate such excess.

1.2 BORROWING BASE. The Borrowing Base, if any, will be as set forth in an addendum to this Agreement.

1.3. ADVANCES AFTER MATURITY OR IN EXCESS OF MAXIMUM LOAN AMOUNT. The Bank shall have no obligation whatsoever, and the Bank has no present intention, to make any advance after the Maturity Date or which would cause the principal amount outstanding under this Agreement to exceed the maximum loan amount or any other limitations on advances stated in this Agreement. Notwithstanding the foregoing, the Bank may from time to time, in its sole and absolute discretion, agree to make an advance after the Maturity Date or which would cause the principal amount of advances outstanding under this Agreement to exceed the maximum loan amount or any of the other limitations on advances. The Borrower is and shall be and remain unconditionally liable to the Bank for the amount of all advances including, without limitation, advances in excess of the maximum loan amount or any other limitation on advances and advances made after the Maturity Date. Immediately upon the Bank's demand, the Borrower shall pay to the Bank the amount of any advances made after the maturity date or in excess of the maximum loan amount or any other limitation on advances contained in this Agreement, together with interest on the principal amount of such excess advances, for so long as such advances are outstanding, at the highest interest rate from time to time in effect for such advances. Any such advances shall not be deemed an extension of this Agreement nor an increase in the maximum loan amount available for borrowing under this Agreement.

1.4 ADVANCES AND PAYING PROCEDURE. The Bank is authorized and directed to credit any of the Borrower's accounts with the Bank (or to the account the Borrower designates in writing) for all loans made hereunder, and the Bank is authorized to debit such account or any other account of the Borrower with the Bank for the amount of any principal, interest or expenses due under the Note or other amount due hereunder on the due date with respect thereto. If, upon any request by the Borrower to the Bank to issue a wire transfer, there is an inconsistency between the name of the recipient of the wire and its identification number as specified by the Borrower, the Bank may, without liability, transmit the payment via wire based solely upon the identification number.

1.5 CLOSING FEE. The Borrower will pay the Bank a one-time closing fee of $ n/a contemporaneously with execution of this Agreement. This fee is in addition to all other fees, expenses and other amounts due hereunder.

1.6  LOAN FACILITY FEE.  The Borrower will pay a loan facility fee equal to:

         ____ $ n/a  per annum, payable annual in advance; (or)
         ____ n/a % per annum of the Loan Amount, payable annually or in advance; (or)
         ____ n/a % per annum of the difference between the Loan Amount and the actual daily unpaid principal amount of the Note outstanding from time to time, payable quarterly, in arrears, on the last business day of each third calendar month, and at maturity; (or)
         ____ n/a % per annum of the actual daily unpaid principal amount of the Note outstanding from time to time, payable quarterly, in arrears, on the last business day of each third calendar month, and at maturity.

The loan facility fee is payable for the entire period that this Agreement is in effect, regardless of whether any amounts are outstanding hereunder at any given time.

1.7 EXPENSES AND ATTORNEYS' FEES. Upon demand, the Borrower will immediately reimburse the Bank and any participant in the Obligations (defined below) ("Participant") for all attorneys' fees and all other costs, fees and out-of-pocket disbursements incurred by the Bank or any Participant in connection with the preparation, execution, delivery, administration, defense and enforcement of this Agreement or any of the other Loan Documents (defined below), including attorneys' fees and all other costs and fees (a) incurred before or after commencement of litigation or at trial, on appeal or in any other proceeding, (b) incurred in any bankruptcy proceeding and (c) related to any waivers or amendments with respect thereto (examples of costs and fees include but are not limited to fees and costs for: filing, perfecting or confirming the priority of the Bank's lien, title searches or insurance, appraisals, environmental audits and other reviews related to the Borrower, any collateral or the loans, if requested by the Bank). The Borrower will also reimburse the Bank and any Participant for all costs of collection, including all attorneys' fees, before and after judgment, and the costs of preservation and/or liquidation of any collateral.

1.8. COMPENSATING BALANCES. The Borrower will maintain on deposit with the Bank in non-interest bearing accounts average daily collected balances, in excess of that required to support account activity and other credit facilities extended to the Borrower by the Bank, an amount at least equal to the sum of (i) $ n/a and (ii) n/a % of the Loan Amount as computed on a monthly basis. If the Borrower fails to keep and maintain such balances, it will pay a deficiency fee, payable within five days after receipt of a statement therefor calculated on the amount by which the Borrower's average daily balances are less than the requirements set forth above, computed at a rate equal to the rate set forth in the Note.

1.9 CONDITIONS TO BORROWING. The Bank will not be obligated to make (or continue to make) advances hereunder unless (i) the Bank has received executed originals of the Note and all other documents or agreements applicable to the loans described herein, including but not limited to the documents specified in
Article III (collectively with this Agreement the "Loan Documents"), in form and content satisfactory to the Bank; (ii) if the loan is secured, the Bank has received confirmation satisfactory to it that the Bank has a properly perfected security interest, mortgage or lien, with the proper priority, (iii) the Bank has received certified copies of the Borrower's governance documents and certification of entity status satisfactory to the Bank and all other relevant documents; (iv) the Bank has received a certified copy of a resolution or authorization in form and content satisfactory to the Bank authorizing the loan and all acts contemplated by this Agreement and all related documents, and confirmation of proper authorization of all guaranties and other acts of third parties contemplated hereunder; (v) if required by the Bank, the Bank has been provided with Opinion of the Borrower's counsel in form and content satisfactory to the Bank confirming the matters outlined in Section 2.2 and such other matters as the Bank requests; (vi) no default exists under this Agreement or under any other Loan Documents, or under any other agreements by and between the Borrower and the Bank; and (vii) all proceedings taken in connection with the transactions contemplated by this Agreement (including any required environmental assessments), and all instruments, authorizations and other documents applicable thereto, are satisfactory to the Bank and its counsel.

                      ARTICLE II. WARRANTIES AND COVENANTS

While any part of the credit granted to the Borrower under this Agreement or the other Loan Documents is available or any obligations under any of the Loan Documents are unpaid or outstanding, the Borrower continuously warrants and agrees as follows:

2.1 ACCURACY OF INFORMATION. All information, certificates or statements given to the Bank pursuant to this Agreement and the other Loan Documents will be true and complete when given.

2.2 ORGANIZATION AND AUTHORITY; LITIGATION. This Agreement and the other Loan Documents are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms. The execution, delivery and performance of this Agreement and all other Loan Documents to which the Borrower is a party (i) are within the borrower's power; (ii) have been duly authorized by all appropriate entity action; (iii) do not require the approval of any governmental agency; and, (iv) will not violate any law, agreement or restriction by which the Borrower is bound. If the Borrower is not an individual, the Borrower is validly existing and in good standing under the laws of its state of organization, has all requisite power and authority and possesses all licenses necessary to conduct its business and own its properties. There is no litigation or administrative proceeding threatened or pending against the Borrower which would, if adversely determined, have a material adverse effect on the Borrowers financial condition or its property.

2.3 EXISTENCE; BUSINESS ACTIVITIES; ASSETS; CHANGE OF CONTROL. The Borrower will
(i) preserve its existence, rights and franchises; (ii) not make any material change in the nature or manner of its business activities; (iii) not liquidate, dissolve, acquire another entity or merge or consolidate with or into another entity or change its form of organization; (iv) not amend its organizational documents in any manner that may conflict with any term or condition of the Loan Documents; and (v) not sell, lease, transfer or otherwise dispose of all or substantially all of its assets. Other than the transfer to a trust beneficially controlled by the transferor, no event shall occur which causes or results in a transfer of majority ownership of the Borrower while any Obligations are outstanding or while the Bank has any obligation to provide funding to the Borrower.

2.4 USE OF PROCEEDS; MARGIN STOCK; SPECULATION. Advances by the Bank hereunder will be used exclusively by the Borrower for working capital and other regular and valid purposes. The Borrower will not, without the prior written consent of the Bank, redeem, purchase, or retire any of the capital stock or declare or pay any dividends, or make any other payments or distributions of a similar type or nature including withdrawal distributions. The Borrower will not use any of the loan proceeds to purchase or carry "margin" stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System). No part of any of the proceeds will be used for speculative investment purposes, including, without limitation, speculating or hedging in the commodities and/or futures market.

2.5 ENVIRONMENTAL MATTERS. Except as disclosed in a written schedule attached to this Agreement (if no schedule is attached, there are no exceptions), there exists no uncorrected violation by the Borrower of any federal, state or local laws (including statutes, regulations, ordinances or other governmental restrictions and requirements) relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or Hazardous Substances as hereinafter defined, whether such laws currently exist or are enacted in the future (collectively "Environmental Laws"). The term "HAZARDOUS SUBSTANCES" will mean any hazardous or toxic wastes, chemicals or other substances, the generation, possession or existence of which is prohibited or governed by any Environmental Laws. The Borrower is not subject to any judgment, decree, order or citation, or a party to (or threatened with) any litigation or administrative proceeding, which asserts that the Borrower (i) has violated any Environmental Laws; (ii) is required to clean up, remove or take remedial or other action with respect to any Hazardous Substances (collectively "Remedial Action"); or (iii) is required to pay all or a portion of the cost of any Remedial Action, as a potentially responsible party. Except as disclosed on the Borrower's environmental questionnaire provided to the Bank, there are not now, nor to the Borrower's knowledge after reasonable investigation have there ever been, any Hazardous Substances (or tanks or other facilities for the storage of Hazardous Substances) stored, deposited, recycled or disposed of on, under or at any real estate owned or occupied by the Borrower during the periods that the Borrower owned or occupied such real estate, which if present on the real estate or in soils or ground water, could require Remedial Action. To the Borrower's knowledge, there are no proposed or pending changes in Environmental Laws which would adversely affect the Borrower or its business, and there are no conditions existing currently or likely to exist while the Loan Documents are in effect which would subject the Borrower to Remedial Action or other liability. The Borrower currently complies with and will continue to timely comply with all applicable Environmental Laws; and will provide the Bank, immediately upon receipt, copies of any correspondence, notice, complaint, order or other document from any source asserting or alleging any circumstance or condition which requires or may require a financial contribution by the Borrower or Remedial Action or other response by or on the part of the Borrower under Environmental Laws, or which seeks damages or civil, criminal or punitive penalties from the Borrower for an alleged violation of Environmental Laws.

2.6 COMPLIANCE WITH LAWS. The Borrower has complied with all laws applicable to its business and its properties, and has all permits, licenses and approvals required by such laws, copies of which have been provided to the Bank.

2.7 RESTRICTION ON INDEBTEDNESS. The Borrower will not create, incur, assume or have outstanding any indebtedness for borrowed money (including capitalized leases) except (i) any indebtedness owing to the Bank and its affiliates, and
(ii) any other indebtedness outstanding on the date hereof, and shown on the Borrower's financial statements delivered to the Bank prior to the date hereof, provided that such other indebtedness will not be increased.

2.8 RESTRICTION ON LIENS. The Borrower will not create, incur, assume or permit to exist any mortgage, pledge, encumbrance or other lien or levy upon or security interest in any of the Borrower's property now owned or hereafter acquired, except (i) taxes and assessments which are either not delinquent or which are being contested in good faith with adequate reserves provided; (ii) easements, restrictions and minor title irregularities which do not, as a practical matter, have an adverse effect upon the ownership and use of the affected property; (iii) liens in favor of the Bank and its affiliates; and (iv) other liens disclosed in writing to the Bank prior to the date hereof.

2.9 RESTRICTION ON CONTINGENT LIABILITIES. The Borrower will not guarantee or become a surety or, otherwise contingently liable for any obligations of others, except pursuant to the deposit and collection of checks and similar matters in the ordinary course of business.

2.10 INSURANCE. The Borrower will maintain insurance to such extent, covering such risks and with such insurers as is usual and customary for businesses operating similar properties, and as is satisfactory to the Bank, including insurance for fire and other risks insured against by extended coverage, public liability insurance and workers' compensation insurance; and will designate the Bank as loss payee with a "Lender's Loss Payable" endorsement on any casualty policies and take such other action as the Bank may reasonably request to ensure that the Bank will receive (subject to no other interests) the insurance proceeds on the Bank's collateral.

2.11 TAXES AND OTHER LIABILITIES. The Borrower will pay and discharge, when due, all of its taxes, assessments and other liabilities, except when the payment thereof is being contested in good faith by appropriate procedures which will avoid foreclosure of liens securing such items, and with adequate reserves provided therefor.

2.12 FINANCIAL STATEMENTS AND REPORTING. The financial statements and other information previously provided to the Bank or provided to the Bank in the future are or will be complete and accurate and prepared in accordance with generally accepted accounting principles. There has been no material adverse change in the Borrower's financial condition since such information was provided to the Bank. The Borrower will (i) maintain accounting records in accordance with generally recognized and accepted principles of accounting consistently applied throughout the accounting periods involved; (ii) provide the Bank with such information concerning its business affairs and financial condition (including insurance coverage) as the Bank may request; and (iii) without request, provide the Bank with such specific financial statements, certifications and/or information as may be set forth in an addendum to this Agreement.

2.13 INSPECTION OF PROPERTIES AND RECORDS; FISCAL YEAR. The Borrower will permit representatives of the Bank to visit and inspect any of the properties and examine any of the books and records of the Borrower at any reasonable time and as often as the Bank may reasonably desire. The Borrower will not change its fiscal year.

2.14 FINANCIAL STATUS. Financial Covenants, if any, will be as set forth in an addendum to this Agreement.

2.15 PAID-IN-FULL. ___ If checked here, all revolving loans under this Agreement and the Note must be paid in full for a period of at least n/a consecutive days during each fiscal year.

                     ARTICLE III. COLLATERAL AND GUARANTIES

3.1 COLLATERAL. This Agreement and the Note are secured by any and all security interests, pledges, mortgages/deeds of trust or (except any mortgage/deed of trust expressly limited by its terms to a specific obligation of Borrower to
Bank) or liens now or hereafter in existence granted to the Bank to secure indebtedness of the Borrower to the Bank, including without limitation as described in the following documents:
[ ] Real Estate Mortgage(s)/Deed(s) of Trust dated covering real estate located at
[x] Security Agreement(s) dated 12/31/01
[ ] Collateral Pledge Agreement(s) dated
[ ] Other

3.2 GUARANTIES. This Agreement and the Note are guarantied by each and every guaranty now or hereafter inexistence guarantying the indebtedness of the Borrower to the Bank (except for any guaranty expressly limited by its terms to a specific separate obligation of Borrower to the Bank) including, without limitation, the following:

3.3 CREDIT BALANCES; SETOFF. As additional security for the payment of the obligations described in the Loan Documents and any other obligations of the Borrower to the Bank of any nature whatsoever (collectively the "Obligations"), the Borrower hereby grants to the Bank a security interest in, a lien on and an express contractual right to set off against all depository account balances, cash and any other property of the Borrower now or hereafter in the possession of the Bank and the right to refuse to allow withdrawals from any account (collectively "Setoff"). The Bank may, at any time upon the occurrence of a default hereunder (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Borrower, and the Bank) Setoff against the Obligations whether or not the Obligations (including future installments) are then due or have been accelerated, all without any advance or contemporaneous notice or demand of any kind to the Borrower, such notice and demand being expressly waived.

The omission of any reference to an agreement in Sections 3.1 and 3.2 will not affect the validity or enforceability thereof. The rights and remedies of the Bank outlined in this Agreement and the documents identified above are intended to be cumulative.

                              ARTICLE IV. DEFAULTS

4.1 DEFAULTS. Notwithstanding any cure periods described below, the Borrower will immediately notify the Bank in writing when the Borrower obtains knowledge of the occurrence of any default specified below. Regardless of whether the Borrower has given the required notice, the occurrence of one or more of the following will constitute a default:

 (a) NONPAYMENT. The Borrower shall fail to pay (i) any interest due on the Note or any fees, charges, costs or expenses under the Loan Documents by 5 days after the same becomes due; or (ii) any principal amount of the Note when due.

  (b)NONPERFORMANCE. The Borrower or any guarantor of Borrowers Obligations to the Bank ("Guarantor") shall fail to perform or observe any agreement, term, provision, condition, or covenant (other than a default occurring under (a), (c), (d), (e), (f) or (g) of this Section 4.1) required to be performed or observed by the Borrower or any Guarantor hereunder or under any other Loan Document or other agreement with or in favor of the Bank.

  (c)MISREPRESENTATION. Any financial information, statement, certificate, representation or warranty given to the Bank by the Borrower or any Guarantor (or any of their representatives) in connection with entering into this Agreement or the other Loan Documents and/or any borrowing thereunder, or required to be furnished under the terms thereof, shall prove untrue or misleading in any material respect (as determined by the Bank in the exercise of its judgment) as of the time when given.

  (d)DEFAULT ON OTHER OBLIGATIONS. The Borrower or any Guarantor shall be in default under the terms of any loan agreement, promissory note, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness owing by the Borrower or any Guarantor to the Bank or any indebtedness in excess of $10,000 owing by the Borrower to any third party, and the period of grace, if any, to cure said default shall have passed.

  (e)JUDGMENTS. Any judgment shall be obtained against the Borrower or any Guarantor which, together with all other outstanding unsatisfied judgments against the Borrower (or such Guarantor), shall exceed the sum of $10,000 and shall remain unvacated, unbonded or unstayed for a period of 30 days following the date of entry thereof.

  (f)INABILITY TO PERFORM; BANKRUPTCY/INSOLVENCY. (i) The Borrower or any Guarantor shall die or cease to exist; or (ii) any Guarantor shall attempt to revoke any guaranty of the Obligations described herein, or any guaranty becomes unenforceable in whole or in part for any reason; or (iii) any bankruptcy, insolvency or receivership proceedings, or an assignment for the benefit of creditors, shall be commenced under any Federal or state law by or against the Borrower or any Guarantor; or (iv) the Borrower or any Guarantor shall become the subject of any out-of-court settlement with its creditors; or (v) the Borrower or any Guarantor is unable or admits in writing its inability to pay its debts as they mature; or (vi) if the Borrower is a limited liability company, any member thereof shall withdraw or otherwise become disassociated from the Borrower.

 (g) ADVERSE CHANGE; INSECURITY. (i) There is a material adverse change in the business, properties, financial condition or affairs of the Borrower or any Guarantor, or in any collateral securing the Obligations; or (ii) the Bank in good faith deems itself insecure.

4.2 TERMINATION OF LOANS; ADDITIONAL BANK RIGHTS. Upon the Maturity Date or the occurrence of any of the events identified in Section 4.1, the Bank may at any time (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Borrower and the Bank) (i) immediately terminate its obligation, if any, to make additional loans to the Borrower; (ii) Setoff; and/or (iii) take such other steps to protect or preserve the Bank's interest in any collateral, including without limitation, notifying account debtors to make payments directly to the Bank, advancing funds to protect any collateral and insuring collateral at the Borrower's expense; all without demand or notice of any kind, all of which are hereby waived.

4.3 ACCELERATION OF OBLIGATIONS. Upon the occurrence of any of the events identified in Sections 4.1 (a) through 4.1 (e) and 4.1 (g), and the passage of any applicable cure periods, the Bank may at any time thereafter, by written notice to the Borrower, declare the unpaid principal balance of any Obligations, together with the interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, to be immediately due and payable; and the unpaid balance will thereupon be due and payable, all without presentation, demand, protest or further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. Upon the occurrence of any event under Section 4.1(f), the unpaid principal balance of any Obligations, together with all interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, will thereupon be immediately due and payable, all without presentation, demand, protest or notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. Nothing contained in Section 4.1, Section 4.2 or this section will limit the Bank's right to Setoff as provided in Section 3.3 or otherwise in this Agreement.

4.4 OTHER REMEDIES. Nothing in this Article IV is intended to restrict the Bank's rights under any of the Loan Documents or at law, and the Bank may exercise all such rights and remedies as and when they are available.

                             ARTICLE V. OTHER TERMS

5.1 ADDITIONAL TERMS; ADDENDUM/SUPPLEMENTS. The warranties, covenants, conditions and other terms described in this Section and/or in the Addendum and/or other attached document(s) referenced in this Section are incorporated into this Agreement:

                            ARTICLE VI. MISCELLANEOUS

6.1 DELAY; CUMULATIVE REMEDIES. No delay on the part of the Bank in exercising any right, power or privilege hereunder or under any of the other Loan Documents will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein specified are cumulative and are not exclusive of any rights or remedies which the Bank would otherwise have.

6.2 RELATIONSHIP TO OTHER DOCUMENTS. The warranties, covenants and other obligations of the Borrower (and the rights and remedies of the Bank) that are outlined in this Agreement and the other Loan Documents are intended to supplement each other. In the event of any inconsistencies in any of the terms in the Loan Documents, all terms will be cumulative so as to give the Bank the most favorable rights set forth in the conflicting documents, except that if there is a direct conflict between any preprinted terms and specifically negotiated terms (whether included in an addendum or otherwise), the specifically negotiated terms will control.

6.3 SUCCESSORS. The rights, options, powers and remedies granted in this Agreement and the other Loan Documents shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of Borrower and the Bank and the successors and assigns to the Bank, including without limitation any purchaser or any or all of the rights and obligations of the Bank under the Note and the other Loan Documents. The Borrower may not assign its rights or obligations under this Agreement or any other Loan Documents without the prior written consent of the Bank.

6.4 DISCLOSURE. The Bank may, in connection with any sale or potential sale of all or any interest in the Note and other Loan Documents, disclose any financial information the Bank may have concerning the Borrower to any purchaser or potential purchaser. From time to time, the Bank may, in its discretion and without obligation to the Borrower, any Guarantor or any other third party, disclose information about the Borrower and this loan to any Guarantor, surety or other accommodation party. This provision does not obligate the Bank to supply any information or release the Borrower from its obligation to provide such information, and the Borrower agrees to keep all Guarantors, sureties or other accommodation parties advised of its financial condition and other matters which may be relevant to their obligations to the Bank.

6.5 INDEMNIFICATION. Except for harm arising from the Bank's willful misconduct, the Borrower hereby indemnifies and agrees to defend and hold the Bank harmless from any and all losses, costs, damages, claims and expenses of any kind suffered by or asserted against the Bank relating to claims by third parties arising out of the financing provided under the Loan Documents or related to any collateral (including, without limitation, the Borrower's failure to perform its obligations relating to Environmental Matters described in Section 2.5 above). This indemnification and hold harmless provision will survive the termination of the Loan Documents and the satisfaction of the Obligations due the Bank.

6.6 NOTICE OF CLAIMS AGAINST BANK; LIMITATION OF CERTAIN DAMAGES. In order to allow the Bank to mitigate any damages to the Borrower from the Bank's alleged breach of its duties under the Loan Documents or any other duty, if any, to the Borrower, the Borrower agrees to give the Bank immediate written notice of any claim or defense it has against the Bank, whether in tort or contract, relating to any action or inaction by the Bank under the Loan Documents, or the transactions related thereto, or of any defense to payment of the Obligations for any reason. The requirement of providing timely notice to the Bank represents the parties' agreed-to standard of performance regarding claims against the Bank. Notwithstanding any claim that the Borrower may have against the Bank, and regardless of any notice the Borrower may have given the Bank, the Bank will not be liable to the Borrower for consequential and/or special damages arising therefrom, except those damages arising from the Bank's willful misconduct.

6.7 NOTICES. Notice of any record shall be deemed delivered when the record has been (a) deposited in the United States Mail, postage pre-paid, (b) received by overnight delivery service, (c) received by telex, (d) received by telecopy, (e) received through the internet, or (f) when personally delivered.

6.8 PAYMENTS. Payments due under the Note and other Loan Documents will be made in lawful money of the United States. All payments may be applied by the Bank to principal, interest and other amounts due under the Loan Documents in any order which the Bank elects.

6.9 APPLICABLE LAW AND JURISDICTION; INTERPRETATION; JOINT LIABILITY; SEVERABILITY. This Agreement and all other Loan Documents will be governed by and interpreted in accordance with the internal laws of the State of CALIFORNIA except to the extent superseded by Federal law. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN THE COUNTY OR FEDERAL JURISDICTION OF THE BANK'S BRANCH WHERE THE LOAN WAS ORIGINATED, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS , WITH REGARD TO ANY ACTIONS,

CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS AGREEMENT. THE NOTE, THE COLLATERAL, ANY OTHER LOAN DOCUMENT, OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING. Nothing herein will affect the Bank's rights to serve process in any manner permitted by law, or limit the Bank's right to bring proceedings against the Borrower in the competent courts of any other jurisdiction or jurisdictions. This Agreement, the other Loan Documents and any amendments hereto (regardless of when executed) will be deemed effective and accepted only at the Bank's receipt of the executed originals thereof. If there is more than one Borrower, the liability of the Borrowers will be joint and several, and the reference to "Borrower" will be deemed to refer to all Borrowers. Invalidity of any provision of this Agreement shall not affect the validity of any other provision.

6.10 COPIES; ENTIRE AGREEMENT; MODIFICATION. The Borrower hereby acknowledges the receipt of a copy of this Agreement and all other Loan Documents. This Agreement is a "transferable record" as defined in applicable law relating to electronic transactions. Therefore, the holder of this Agreement may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of this Agreement that is an authoritative copy as defined in such law. The holder of this Agreement may store the authoritative copy of such Agreement in its electronic form and then destroy the paper original as part of the holder's normal business practices. The holder, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING, EXPRESSING CONSIDERATION AND SIGNED BY THE PARTIES ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. THE TERMS OF THIS AGREEMENT MAY ONLY BE CHANGED BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE SHALL ALSO BE EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN BORROWER AND THE BANK. A MODIFICATION OF ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN BORROWER AND THE BANK, WHICH OCCURS AFTER RECEIPT BY BORROWER OF THIS NOTICE, MAY BE MADE ONLY BY ANOTHER WRITTEN INSTRUMENT. ORAL OR IMPLIED MODIFICATIONS TO SUCH CREDIT AGREEMENTS ARE NOT ENFORCEABLE AND SHOULD NOT BE RELIED UPON.

6.11 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, THE BORROWER AND THE BANK HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. THE BORROWER AND THE BANK EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

6.12 ATTACHMENTS. All documents attached hereto, including any appendices, schedules, riders, and exhibits to this Agreement, are hereby expressly incorporated by reference.

IN WITNESS WHEREOF, the undersigned have executed this REVOLVING CREDIT AGREEMENT as of JANUARY 29, 2008

(Individual Borrower)              HI-SHEAR TECHNOLOGY, CORP.
                                   Borrower Name (Organization)

                                   a DELAWARE Corporation

Borrower Name            N/A       By   /s/ George W. Trahan
                                   Name and Title  George W. Trahan
                                                   President and CEO

Borrower Name            N/A       By   /s/ Jan L. Hauhe
                                   Name and Title  Jan L. Hauhe, CFO

                                   U.S. BANK N.A.          (Bank)

                                   By /s/ David J. Clarke
                                   Name and Title  David J. Clarke,
                                                   Vice President

Borrower Address:                  24225 Garnier Street, Torrance, CA 90505-5323
Borrower Telephone No.:            (310) 784-2185

                 ADDENDUM TO REVOLVING CREDIT AGREEMENT AND NOTE


This Addendum is made part of the Revolving Credit Agreement and Note (the "Agreement") made and entered into by and between the undersigned borrower (the "Borrower") and the undersigned bank (the "Bank") as of the date identified below. The warranties, covenants and other terms described below are hereby added to the Agreement.

AMENDED AND RESTATED NOTE. The Amended and Restated Note (this "Note") is issued as an amendment and restatement of, but not in payment of, Borrower's promissory note dated MARCH 23, 2000 payable to the order of the Bank in the original principal amount of $5,500,000.00, as amended, supplemented, extended or otherwise modified (the "Original Note"). If the existing principal balance of the Original Note exceeds the stated principal amount of this Note, then concurrently with the delivery of this Note, Borrower shall pay to Bank an amount sufficient to reduce said principal amount to the stated principal amount of this Note. All interest accrued but unpaid on the Original Note shall be due and payable in full on the first interest payment date under this Note. All agreements and documents evidencing, securing, guarantying and otherwise related to the Original Note or the indebtedness evidenced thereby, whether or not identified in this Note, continue in full force and effect, except to the extent that any such agreement or document may have been wholly or partially released in a writing signed by the Bank. Any and all references to the Original Note in any agreement or document are hereby amended to refer to this Note. The loan agreement or credit agreement between Borrower and Bank dated of even date with the Original Note, relating to the indebtedness evidenced by the Original Note, as previously amended, supplemented, restated or otherwise modified, is hereby terminated as of the date of this Note.

AMENDED AND RESTATED AGREEMENT. The Amended and Restated Agreement (this "Restated Agreement") is issued as an amendment and restatement of the loan agreement or credit agreement between Borrower and Bank dated FEBRUARY 15, 2001 pertaining to a loan facility in the original principal amount of $5,500,000.00, as amended, supplemented, extended or otherwise modified (the "Original Agreement"). All agreements and documents evidencing, securing, guarantying and otherwise related to the Original Agreement or the indebtedness evidenced thereby, whether or not identified in this Restated Agreement, continue in full force and effect, except to the extent that any such agreement or document may have been wholly or partially released in a writing signed by the Bank. Any and all references to the Original Agreement in any agreement or document are hereby amended to referred to this Restated Agreement.

FINANCIAL COVENANTS. Financial terms used herein which are not specifically defined herein shall have the meanings ascribed to them under generally accepted accounting principles. For any Borrower who does not have a separate fiscal year end for tax reporting purposes, the fiscal year will be deemed to be the calendar year. Borrower (herein referred to as the "Subject Party") will maintain the following:

CURRENT RATIO at all times of at least 2.0 to 1.

"CURRENT RATIO" shall mean the relationship, expressed as a numerical ratio, between the amount described below in item (i) of the definition of "Net Working Capital" and the amount described below in item (ii) of the definition of "Net Working Capital".

"NET WORKING CAPITAL" shall mean:

(i) the amount of all assets which under generally accepted accounting principles would appear as current assets on the balance sheet of the Subject Party,

Less

(ii) the amount of all liabilities which under generally accepted accounting principles would appear as current liabilities on such balance sheet, including all indebtedness payable on demand or maturing (whether by reason of specified maturity, fixed prepayments, sinking funds or accruals of any kind, or otherwise) within 12 months or less from the date of the relevant statement, including all lease and rental obligations due in 12 calendar months or less under capitalized leases, and including customers' advances and progress billings on contracts.

"DEBT TO TANGIBLE NET WORTH RATIO" as of the end of each fiscal quarter of not more than 1.5 to 1.

"DEBT TO TANGIBLE NET WORTH RATIO: shall mean the relationship, expressed as a numerical ratio, between: (i) the total of all liabilities of the Subject Party which would appear on a balance sheet of the Subject Party in accordance with generally accepted accounting principles; and (ii) Tangible Net Worth.

"TANGIBLE NET WORTH" shall mean the total of all assets properly appearing on the balance sheet of the Subject Party in accordance with generally accepted accounting principles, less the sum of the following:

(i) the book amount of all such assets which would be treated as intangibles under generally accepted accounting principles, including, without limitation, all such items as goodwill, trademarks, trademark rights, trade names, trade name rights, brands, copyrights, patents, patent rights, licenses, deferred charges and unamortized debt discount and expense;

(ii) any write-up in the book value of any such assets resulting from a revaluation thereof subsequent to the date of the Agreement;

(iii)all reserves which have not already been deducted in calculating total assets on the Subject Party's balance sheet, including reserves for depreciation, obsolescence, depletion. insurance, and inventory valuation, but excluding contingency reserves not allocated for any particular purpose and not deducted from assets;

(iv) the amount, if any, at which any shares of stock of the Subject Party appear on the asset side of such balance sheet;

(v)  all liabilities of the Subject Party shown on such balance sheet;

(vi) all investments in foreign affiliates and nonconsolidated domestic affiliates; and

(vii)all accounts or notes due to the Subject Party from any shareholder, director, officer, employee or affiliate of the Subject Party or from any relative of such party.

"FIXED CHARGE COVERAGE RATIO" as of the end of each fiscal quarter for the four
(4) fiscal quarters then ended of at least 1.25 to 1.

"FIXED CHARGE COVERAGE RATIO" shall mean (a) EBITDAR minus cash taxes, cash dividends and Maintenance Capital Expenditures divided by (b) the sum of all required principal payments (on short and long term debt and capital leases), interest and rental or lease expense.

"EBITDAR" shall mean net income, plus interest expense, plus income tax expense, plus depreciation expense plus amortization expense plus rent or lease expense.

"MAINTENANCE CAPITAL EXPENDITURES" shall mean 50% of the Subject Party's depreciation expense for the period specified.

"CAPITAL EXPENDITURES" shall mean the aggregate amount of all purchases or acquisitions of fixed assets, including real estate, motor vehicles, equipment, fixtures, leases and any other items that would be capitalized on the books of the Subject Party under generally accepted accounting principles. The term "Capital Expenditures" will not include expenditures or charges for the usual and customary maintenance, repair and retooling of any fixed asset or the acquisition of new tooling in the ordinary course of business.

NET PROFIT BEFORE TAXES of at least $1.00 each fiscal year.

"NET PROFIT BEFORE TAXES" shall mean, for any time period, the sum of Subject Party's net income (or loss) for such period, plus the amount which in determining net income (or loss) has been deducted (or added) for income tax expense (or benefit).

FINANCIAL INFORMATION AND REPORTING. This provision replaces in its entirety the provision of the Agreement titled "Financial Information and Reporting". Financial terms used herein which are not specifically defined herein shall have the meanings ascribed to them under generally accepted accounting principles. For any Borrower who does not have a separate fiscal year end for tax reporting purposes, the fiscal year will be deemed to be the calendar year. The financial statements and other information previously provided to Bank or provided to Bank in the future are or will be complete and accurate and prepared in accordance with generally accepted accounting principles. There has been no material adverse change in Borrower's financial condition since such information was provided to Bank. Borrower will (i) maintain accounting records in accordance with generally recognized and accepted principles of accounting consistently applied throughout the accounting periods involved; (ii) provide Bank with such information concerning its business affairs and financial condition (including insurance coverage) as Bank may request; and (iii) without request, provide to Bank the following financial information, in form and content acceptable to Bank, pertaining to Borrower:

ANNUAL FINANCIAL STATEMENTS: Not later than 90 days after the end of each fiscal year, annual financial statements, audited by a certified public accounting firm acceptable to Bank.

Interim Financial Statements: Not later than 45 days after the end of each fiscal quarter, interim financial statements, reviewed by certified public accounting firm acceptable to Bank.


Dated as of:      January 29, 2008

(Non-Individual)

Hi-Shear Technology, Corporation
a/an Delaware Corporation

By:      /s/ George W. Trahan
Name and Title:  George W. Trahan, President and CEO

By:      /s/ Jan L. Hauhe
Name and Title: Jan L. Hauhe, CFO


Agreed to:
U.S. Bank N.A.

By:      /s/ David J. Clarke
Name and Title:  David J. Clarke, Vice President

             SECOND ADDENDUM TO REVOLVING CREDIT AGREEMENT AND NOTE
                                 By and Between
               U.S. Bank N.A. and Hi-Shear Technology Corporation

                                January 29, 2008

The Second Addendum to Revolving Credit Agreement and Note (this "Addendum") is made part of the Revolving Credit Agreement (the "Agreement") made and entered into by and between the undersigned borrower (the "Borrower") and U.S. Bank N.A. (the "Bank"), and the Addendum to Revolving Credit Agreement and Note (the "First Addendum") by and between Borrower and Bank, both of which documents are dated as of the date hereof. The First Addendum and this Addendum are addendums to the Agreement. The warranties, covenants and other terms of this Addendum hereby (i) supplement, amend or modify the Agreement, the First Addendum, the Loan Documents, and any and all other existing documents by and between Bank and Borrower with respect to the subject matter hereof, and (ii) constitute warranties, covenants and terms of all the extensions of credit made to Bank to Borrower to the fullest extent applicable. Capitalized terms not defined herein or by reference to an existing document shall have the meanings ascribed to them in the Agreement, or if not defined in the Agreement, in accordance with generally accepted accounting principles ("GAAP"). In the event of any conflict between the provisions of the Addendum, on the one hand, and the Agreement, the First Addendum, any Loan Document or any other document by and between Bank and Borrower, on the other hand, the provisions of this Addendum shall prevail and control.

1. AMENDMENT OF RESTATEMENT OF SECTION 2.4 USE OF PROCEEDS; MARGIN STOCK; SPECULATION. Section 2.4 of the Agreement is hereby amended and restated in its entirety, as follows:

         "2.4 USE OF PROCEEDS; MARGIN STOCK; SPECULATION. Advances by the Bank hereunder will be used exclusively by the Borrower for working capital and other regular and valid purposes. The Borrower will not, without the prior written consent of the Bank, redeem, purchase, or retire any of the capital stock or declare or pay any dividends, or make any other payments or distributions of a similar type or nature including withdrawal distributions that would result in Borrower's being in violation of any covenants in this Agreement. The Borrower will not use any of the load proceeds to purchase or carry "margin" stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System). No part of any of the proceeds will be used for speculative investment purposes, including, without limitation, speculating or hedging in the commodities and/or futures market. NOTWITHSTANDING THE PROHIBITION ON THE PAYMENT OF DIVIDENDS IN THIS
         SECTION 2.4, BORROWER MAY MAKE PERIODIC DISTRIBUTIONS OF EXCESS CAPITAL IN THE FORM OF DIVIDENDS TO ITS SHAREHOLDERS IF AND ONLY IF AT THE TIME OF EACH SUCH PAYMENT (i) BORROWER IS IN COMPLIANCE WITH ALL THE PROVISIONS OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ALL FINANCIAL COVENANTS CONTAINED THEREIN, AND (ii) NO DEFAULT OR EVENT OF DEFAULT UNDER ANY LOAN DOCUMENT HAS OCCURRED AND IS CONTINUING OR WOULD RESULT FROM THE MAKING OF SUCH PAYMENT."

2. ADDITION OF NEW COVENANT PROHIBITING CONSECUTIVE QUARTERLY LOSSES. The following covenant is hereby added to the Agreement:

         "NO TWO CONSECUTIVE QUARTERLY LOSSES. Borrower shall not have or report losses during any two consecutive fiscal quarters, as reported to Bank pursuant to the quarterly financial statements required by the First Addendum to be delivered by Borrower to Bank."

3. CONTINUING VALIDITY. Except as inconsistent with the provisions of this Addendum, or as expressly modified above or in other agreements between Bank and Borrower, the terms of the Agreement, the First Addendum and the other Loan Documents shall remain unchanged and in full force and effect.

Dated as of January 29, 2008

                        Hi-Shear Technology Corporation,
                        a Delaware corporation

                        By:  /s/ George W. Trahan
                             ----------------------
                             George W. Trahan, President and CEO

                        By:  /s/ Jan L. Hauhe
                             ----------------------
                             Jan L. Hauhe, CFO


                        U.S. Bank N.A.

                        By: /s/ David J. Clarke
                             ----------------------
                             David J. Clarke, Vice President

                   INSURANCE COVERAGE FOR THE BENEFIT OF BANK

TO: INSURANCE AGENT                          OWNER:

Policy Number                                Hi-Shear Technology Corporation
                                             Name
Telephone Number                             24225 Garnier St.
                                             Address
Insurance Company Name                       Torrance, CA   90505-5323
                                             City     State  Zip Code
Insurance Agent's Name

Address

City    State      Zip Code


As set forth below, this is a request and authorization that you name " U.S. BANK N.A."(the "Bank") as "Lenders Loss Payee" and/or "Mortgagee Payee" under our property coverage from (insert name of insurance company) as follows:

                       [Fill Out the Appropriate Sections]
[X] Lenders Loss Payee on all our tangible personal property in the minimum amount of $ 6,000,000.00 and on any Business Interruption Insurance we have bound.
[ ] Lenders Loss Payee on that equipment described below or on the attached sheet in the minimum amount of $

[ ] Lenders Loss Payee on motor vehicles up to their insurable value, as described below or on the attached sheet,
            Year             Make              Model           VIN/Serial Number
            Year             Make              Model           VIN/Serial Number

[ ] Mortgagee Payee on real estate at the following locations with coverage in the amounts specified:
      Address               City              State           Amount of Coverage
      Address               City              State           Amount of Coverage
      Address               City              State           Amount of Coverage

The Bank will require a binder or certificate showing such coverage and listing the Bank as Lenders Loss Payee and/or Mortgagee Payee as stated above, or, alternatively, please provide the Bank with language from the policy showing its "Lender Loss Payee" and/or "Mortgagee Payee" coverage. Such coverage should insure that the Bank is paid in the event of loss despite any neglect on our part, and that the Bank is given prior notice of cancellation.

Lastly, the Bank requires that there be no other loss payee and/or mortgagee payee on its collateral without its consent. If there presently exists any other loss payee and/or mortgagee payee on such collateral, please itemize such parties and their insured collateral on a separate attachment.

Please send the binder/certificate and any applicable loss payee/mortgagee list
to:                                        U.S. Bank N/A.
                                           Attn: Corporate Loan Servicing Center
                                                 Corporate Collateral
                                           #1105510939182
                                           P.O. Box 5308
                                           Portland, OR 97228-5308

Please direct any questions regarding this request to Jan L. Hauhe. Thank you for your assistance.
                                    Hi-Shear Technology Corporation
                                    (Owner Name)
                                    By:  /s/ George W. Trahan
                                        (Owner's Signature)
                                    Name and Title:  George W. Trahan,
                                                     President and CEO
                                              (For Company Only)

                     CALIFORNIA JUDICIAL REFERENCE AGREEMENT

This California Judicial Reference Agreement ("Agreement") is entered into in connection with any existing financing (other than consumer purpose financing) ("Financing") provided by U.S. BANK N.A. ('Bank") to HI-SHEAR TECHNOLOGY CORPORATION ("Borrower") evidenced, secured and/or supported by one or more promissory notes, loan agreements, security agreements, mortgages/deeds of trust, guaranties and/or other documents signed by the undersigned parties (said promissory note and such other agreements, together with amendments, modifications, substitutions and replacements thereto, are hereinafter referred to as the "Loan Documents").

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto (collectively, the "Parties") agree as follows:

1. Any and all disputes, claims and controversies arising out of the Loan Documents or the transactions contemplated thereby (including, but not limited to, actions arising in contract or tort and any claims by a Party against Bank related in any way to the Financing) (individually, a "Dispute") that are brought before a forum in which pre-dispute waivers of the right to trial by jury are invalid under applicable law shall be subject to the terms of this Agreement in lieu of the jury trial waivers otherwise provided in the Loan Documents.
2. Any and all Disputes shall be heard by a referee and resolved by judicial reference pursuant to California Code of Civil Procedure Sections 638 et seq.
3. The referee shall be a retired California state court judge or an attorney licensed to practice law in the State of California with at least ten (10) years' experience practicing commercial law. The Parties shall not seek to appoint a referee that may be disqualified pursuant to California Code of Civil Procedure Section 641 or 641.2 without the prior written consent of all Parties.
4. If the Parties are unable to agree upon a referee within ten (10) calendar days after one Party serves a written notice of intent for judicial reference upon the other Party or Parties, then the referee will be selected by the court in accordance with California Code of Civil Procedure
     Section 640(b).
5. The referee shall render a written statement of decision and shall conduct the proceedings in accordance with the California Code of Civil Procedure, the Rules of Court, and California Evidence Code, except as otherwise specifically agreed by the parties and approved by the referee. The referee's statement of decision shall set forth findings of fact and conclusions of law. The decision of the referee shall be entered as a judgment in the court in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645. The decision of the referee shall be appealable to the same extent and in the same manner that such decision would be appealable if rendered by a judge of the superior court.
6. Nothing in this Agreement shall be deemed to apply to or limit the right of Bank (a) to exercise self help remedies such as (but not limited to) setoff, or (b) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (c) to obtain from a court provisional or ancillary remedies (including, but not limited to, injunctive relief, a writ of possession, prejudgment attachment, a protective order or the appointment of a receiver), or (d) to pursue rights against a Party in a third-party proceeding in any action brought against Bank (including actions in bankruptcy court). Bank may exercise the rights set forth in the foregoing clauses (a) through (d), inclusive, before, during or after the pendency of any judicial reference proceeding. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies or the opposition to any such provisional remedies shall constitute a waiver of the right of any Party, including, but not limited to, the claimant in any such action, to require submission to judicial reference the merits of the Dispute occasioning resort to such remedies. No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for judicial reference of any of Dispute.
7. If a Dispute includes multiple claims, some of which are found not subject to this Agreement, the Parties shall stay the proceedings of the Disputes or part or parts thereof not subject to this Agreement until all other Disputes or parts thereof are resolved in accordance with this Agreement. If there are Disputes by or against multiple parties, some of which are not subject to this Agreement, the Parties shall sever the Disputes subject to this Agreement and resolve them in accordance with this Agreement.

8. During the pendency of any Dispute which is submitted to judicial reference in accordance with this Agreement, each of the Parties to such Dispute shall bear equal shares of the fees charged and costs incurred by the referee in performing the services described in this Agreement. The compensation of the referee shall not exceed the prevailing rate for like services. The prevailing party shall be entitled to reasonable court costs and legal fees, including customary attorney fees, expert witness fees, paralegal fees, the fees of the referee and other reasonable costs and disbursements charged to the party by its counsel, in such amount as is determined by the Referee.
9. In the event of any challenge to the legality or enforceability of this Agreement, the prevailing Party shall be entitled to recover the costs and expenses from the non-prevailing Party, including reasonable attorneys' fees, incurred by it in connection therewith.
10. THIS AGREEMENT CONSTITUTES A "REFERENCE AGREEMENT" BETWEEN OR AMONG THE PARTIES WITHIN THE MEANING OF AND FOR PURPOSES OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638.



Dated as of:   JANUARY 29, 2008


Agreed to:
 U.S. BANK N.A.
(Bank)
By:  /s/ David J. Clarke
Name and Title:  David J. Clarke, Vice President

                                     Hi-Shear Technology Corporation
 (Individual)                        Name (Organization)
                                     a Delaware Corporation
Printed Name:
                                     By:  /s/ George W. Trahan
(Individual)                         Name and Title: George W. Trahan President
                                                     and CEO

                                     By:  /s/ Jan L. Hauhe
Printed Name                         Name and Title:  Jan L. Hauhe CFO

(Individual)                         By:
                                     Name and Title:
Printed Name

(Individual)                         By:
                                     Name and Title:
Printed Name

(Individual)                         By:
                                     Name and Title:
Printed Name

(Individual)                         By:
                                     Name and Title:
Printed Name

                                         For Bank Use Only        Reviewed by

                                         Due_JANUARY 31, 2009

                                         Customer # 1105510939         Loan # _

                       INSTALLMENT OR SINGLE PAYMENT NOTE


               $ 1,000,000.00                                JANUARY 29, 2008


FOR VALUE RECEIVED, the undersigned borrower (the "Borrower"), promises to pay to the order of U.S. BANK N.A. (the "Bank"), the principal sum of ONE MILLION AND NO/100 Dollars ($ 1,000,000.00) (the "Loan Amount").

   1.Terms for Advance(s). [Choose One:)
        Single Advance.
    [X] Multiple Advances. Prior to JANUARY 31, 2009 or the earlier termination hereof, the Borrower may obtain advances from the Bank under this Installment or Single Payment Note (the "Note") in an aggregate amount not exceeding the Loan Amount. Although this Note is expressed as payable in the full Loan Amount, the Borrower will be obligated to pay only the amounts actually disbursed hereunder, together with accrued interest on the outstanding balance at the rates and on the dates specified therein and such other charges provided for herein.

   2.Interest.
The unpaid principal balance will bear interest at an annual rate described in the Interest Rate Rider attached to this Note.

   3.Payment Schedule.
Interest is payable beginning FEBRUARY 1, 2008, and on the same date of each consecutive month thereafter (except that if a given month does not have such a date, the last day of such month), plus a final interest payment with the final payment of principal.

Principal is payable on JANUARY 31, 2009.

   4.Closing Fee. ___ If checked here, the Borrower will pay the Bank a one-time closing fee of $ n/a contemporaneously with execution of this Note. This fee is in addition to all other fees, expenses and other amounts due hereunder.

   5.Late Payment Fee. Subject to applicable law, if any payment is not made on or before its due date, the Bank may collect a delinquency charge of 5.00 % of the unpaid amount. Collection of the late payment fee shall not be deemed to be a waiver of the Bank's right to declare a default hereunder.

   6.Calculation of Interest. Interest will be computed for the actual number of days principal is unpaid, using a daily factor obtained by dividing the stated interest rate by 360.

   7.Default Interest Rate. Notwithstanding any provision of this Note to the contrary, upon any default or at any time during the continuation thereof (including failure to pay upon maturity), the Bank may, at its option and subject to applicable law, increase the interest rate on this Note to a rate of 5% per annum plus the interest rate otherwise payable hereunder. Notwithstanding the foregoing and subject to applicable law, upon the occurrence of a default by the Borrower or any guarantor involving bankruptcy, insolvency, receivership proceedings or an assignment for the benefit of creditors, the interest rate on this Note shall automatically increase to a rate of 5% per annum plus the rate otherwise payable hereunder.

   8.Maximum Rate. In no event will the interest rate hereunder exceed that permitted by applicable law. If any interest or other charge is finally determined by a court of competent jurisdiction to exceed the maximum amount permitted by law, the interest or charge shall be reduced to the maximum permitted by law, and the Bank may credit any excess amount previously collected against the balance due or refund the amount to the Borrower.

   9. Additional Terms.








   10. Financial Information. The Borrower will (i) maintain accounting records in accordance with generally recognized and accepted principles of accounting consistently applied throughout the accounting periods involved; (ii) provide the Bank with such information concerning its business affairs and financial condition (including insurance coverage) as the Bank may reasonably request and
(iii) without request, provide the Bank with annual financial statements prepared by an accounting firm acceptable to the Bank within 120 days of the end of each fiscal year.

   11. Credit Balances; Setoff. As additional security for the payment of the obligations described in this Note or any document securing or related to the loan evidenced by this Note (collectively the "Loan Documents") and any other obligations of the Borrower to the Bank of any nature whatsoever (collectively the "Obligations"), the Borrower hereby grants to the Bank a security interest in, a lien on and an express contractual right to set off against all depository account balances, cash and any other property of the Borrower now or hereafter in the possession of the Bank and the right to refuse to allow withdrawals from any account (collectively "Setoff"). The Bank may, at any time upon the occurrence of a default hereunder (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Borrower and the
Bank) Setoff against the Obligations whether or not the Obligations (including future installments) are then due or have been accelerated, all without any advance or contemporaneous notice or demand of any kind to the Borrower, such notice and demand being expressly waived.

   12. Advances and Paying Procedure. The Bank is authorized and directed to credit any of the Borrower's accounts with the Bank (or to the account the Borrower designates in writing) for all loans made hereunder, and the Bank is authorized to debit such account or any other account of the Borrower with the Bank for the amount of any principal, interest or expenses due under the Note or other amount due hereunder on the due date with respect thereto. Payments due under the Note and other Loan Documents will be made in lawful money of the United States. All payments may be applied by the Bank to principal, interest and other amounts due under the Loan Documents in any order which the Bank elects. If, upon any request by the Borrower to the Bank to issue a wire transfer, there is an inconsistency between the name of the recipient of the wire and its identification number as specified by the Borrower, the Bank may, without liability, transmit the payment via wire based solely upon the identification number.

   13. Defaults. Notwithstanding any cure periods described below, the Borrower shall immediately notify the Bank in writing when the Borrower obtains knowledge of the occurrence of any default specified below. Regardless of whether the Borrower has given the required notice, the occurrence of one or more of the following shall constitute a default:
       (a) Nonpayment. The Borrower shall fail to pay (i) any interest due on this Note or any fees, charges, costs or expenses under the Loan Documents by 5 days after the same becomes due; or (ii) any principal amount of this Note when due.
       (b) Nonperformance. The Borrower or any guarantor of the Borrower's Obligations to the Bank ("Guarantor") shall fail to perform or observe any agreement, term, provision, condition, or covenant (other than a default occurring under (a), (c), (d), (e), (f) or (g) of this paragraph 13) required to be performed or observed by the Borrower or any Guarantor hereunder or under any other Loan Document or other agreement with or in favor of the Bank.
       (c) Misrepresentation. Any financial information, statement, certificate, representation or warranty given to the Bank by the Borrower or any Guarantor (or any of their representatives) in connection with entering into this Note or the other Loan Documents and/or any borrowing thereunder, or required to be furnished under the terms thereof, shall prove untrue or misleading in any material respect (as determined by the Bank in the exercise of its judgment) as of the time when given.
       (d) Default on Other Obligations. The Borrower or any Guarantor shall be in default under the terms of any loan agreement, promissory note, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness owing by the Borrower or any Guarantor to the Bank or any indebtedness in excess of $10,000 owing by the Borrower to any third party, and the period of grace, if any, to cure said default shall have passed.
       (e) Judgments. Any judgment shall be obtained against the Borrower or any
           Guarantor which, together with all other outstanding unsatisfied judgments against the Borrower (or such Guarantor), shall exceed the sum of $10,000 and shall remain unvacated, unbonded or unstayed for a period of 30 days following the date of entry thereof.
       (f) inability to Perform; Bankruptcy/Insolvency. (i) The Borrower or any Guarantor shall die or cease to exist; or (ii) any Guarantor shall attempt to revoke any guaranty of the Obligations described herein, or any guaranty becomes unenforceable in whole or in part for any reason; or (iii) any bankruptcy, insolvency or receivership proceedings, or an assignment for the benefit of creditors, shall be commenced under any Federal or state law by or against the Borrower or any Guarantor; or (iv) the Borrower or any Guarantor shall become the subject of any out-of-court settlement with its creditors; or (v) the Borrower or any Guarantor is unable or admits in writing its inability to pay Its debts as they mature; or (vi) if the Borrower is a limited liability company, any member thereof shall withdraw or otherwise become disassociated from the Borrower.
       (g) Adverse Change; Insecurity. (i) There is a material adverse change in the business, properties, financial condition or affairs of the Borrower or any Guarantor, or in any collateral securing the Obligations; or (ii) the Bank in good faith deems itself insecure.

   14. Termination of Loans; Additional Bank Rights. Upon the occurrence of any of the events identified in paragraph 13, the Bank may at any time (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Borrower and the Bank) (i) immediately terminate its obligation, if any, to make additional loans to the Borrower; (ii) Setoff; and/or (iii) take such other steps to protect or preserve the Bank's interest in any collateral, including without limitation, notifying account debtors to make payments directly to the Bank, advancing funds to protect any collateral and insuring collateral at the Borrower's expense; all without demand or notice of any kind, all of which are hereby waived,

   15. Acceleration of Obligations. Upon the occurrence of any of the events identified in paragraph 13(a) through 13(e) and 13(g), and the passage of any applicable cure periods, the Bank may at any time thereafter, by written notice to the Borrower, declare the unpaid principal balance of any Obligations, together with the interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, to be immediately due and payable; and the unpaid balance shall thereupon be due and payable, all without presentation, demand, protest or further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. Upon the occurrence of any event under paragraph 13(f), the unpaid principal balance of any Obligations, together with all interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, shall thereupon be immediately due and payable, all without presentation, demand, protest or notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. Nothing contained in paragraph 13 or 14 or this paragraph shall limit the Bank's right to Setoff as provided in this Note.

   16. Collateral. This Note is secured by any and all security interests, pledges, mortgages/deeds of trust (except any mortgage/deed of trust expressly limited by its terms to a specific obligation of Borrower to Bank) or liens now or hereafter in existence granted to the Bank to secure indebtedness of the Borrower to the Bank (unless prohibited by law), including, without limitation, as described in the following documents: Business Security Agreement dated December 31, 2001.

   17. Guaranties. This Note is guarantied by each and every guaranty now or hereafter in existence guarantying the indebtedness of the Borrower to the Bank (except for any guaranty expressly limited by its terms to a specific separate obligation of Borrower to the Bank) including, without limitation, the following:

   18. Additional Bank Rights. Without affecting the liability of any Borrower, endorser, surety or guarantor, the Bank may, without notice, renew or extend the time for payment, accept partial payments, release or impair any collateral security for the payment of this Note, or agree not to sue any party liable on it.

   19. Warranties, The Borrower makes the following warranties: (A) This Note and the other Loan Documents are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms. (B) The execution, delivery and performance of this Note and all other Loan Documents to which the Borrower is a party (i) are within the borrower's power;
(ii) have been duly authorized by all appropriate entity action; (iii) do not require the approval of any governmental agency; and (iv) will not violate any law, agreement or restriction by which the Borrower is bound. (C) If the Borrower is not an individual, the Borrower is validly existing and in good standing under the laws of its state of organization, has all requisite power and authority and possesses all licenses necessary to conduct its business and own its properties.

   20. Waivers; Relationship to Other Documents. All Borrowers, endorsers, sureties and guarantors waive presentment, protest, demand, and notice of dishonor. No delay on the part of the Bank in exercising any right, power or privilege hereunder or under any of the other Loan Documents will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege. The warranties, covenants and other obligations of the Borrower (and rights and remedies of the Bank) in this Note and all related documents are intended to be cumulative and to supplement each other.

   21. Expenses and Attorneys' Fees. Upon demand, the Borrower will immediately reimburse the Bank and any participant in the Obligations ("Participant") for all attorneys' fees and all other costs, fees and out-of-pocket disbursements incurred by the Bank or any Participant in connection with the preparation, execution, delivery, administration, defense and enforcement of this Note or any of the other Loan Documents, including attorneys' fees and all other costs and fees (a) incurred before or after commencement of litigation or at trial, on appeal or in any other proceeding, (b) incurred in any bankruptcy proceeding and
(c) related to any waivers or amendments with respect thereto (examples of costs and fees include but are not limited to fees and costs for: filing, perfecting or confirming the priority of the Bank's lien, title searches or insurance, appraisals, environmental audits and other reviews related to the Borrower, any collateral or the loans, if requested by the Bank). The Borrower will also reimburse the Bank and any Participant for all costs of collection before and after judgment, and the costs of preservation and/or liquidation of any collateral.

   22. Applicable Law and Jurisdiction; Interpretation; Joint Liability; Severability. This Note and all other Loan Documents shall be governed by and interpreted in accordance with the internal laws of the State of California, except to the extent superseded by Federal law. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN THE COUNTY OR FEDERAL JURISDICTION OF THE BANK'S BRANCH WHERE THE LOAN WAS ORIGINATED, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS NOTE, THE COLLATERAL, ANY OTHER LOAN DOCUMENT, OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING. Nothing herein shall affect the Bank's rights to serve process in any manner permitted by law, or limit the Bank's right to bring proceedings against the Borrower in the competent courts of any other jurisdiction or jurisdictions. This Note, the other Loan Documents and any amendments hereto (regardless of when executed) will be deemed effective and accepted only upon the Bank's receipt of the executed originals thereof. If there is more than one Borrower, the liability of the Borrowers shall be joint and several, and the reference to "Borrower" shall be deemed to refer to all Borrowers. Invalidity of any provision of this Note shall not affect the validity of any other provision.

   23. Successors. The rights, options, powers and remedies granted in this Note and the other Loan Documents shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank, including without limitation any purchaser of any or all of the rights and obligations of the Bank under the Note and the other Loan Documents. The Borrower may not assign its rights or obligations under this Note or any other Loan Documents without the prior written consent of the Bank.

   24. Disclosure. The Bank may, in connection with any sale or potential sale of all or any interest in the Note and other Loan Documents, disclose any financial information the Bank may have concerning the Borrower to any purchaser or potential purchaser. From time to time, the Bank may, in its discretion and without obligation to the Borrower, any Guarantor or any other third party, disclose information about the Borrower and this loan to any Guarantor, surety or other accommodation party. This provision does not obligate the Bank to supply any information or release the Borrower from its obligation to provide such information, and the Borrower agrees to keep all Guarantors, sureties or other accommodation parties advised of its financial condition and other matters which may be relevant to their obligations to the Bank.

   25. Copies; Entire Agreement; Modification. The Borrower hereby acknowledges the receipt of a copy of this Note and all other Loan Documents. This Note is a "transferable record" as defined in applicable law relating to electronic transactions. Therefore, the holder of this Note may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of this Note that is an authoritative copy as defined in such law. The holder of this Note may store the authoritative copy of such Note in its electronic form and then destroy the paper original as part of the holder's normal business practices. The holder, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

   IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING, EXPRESSING CONSIDERATION AND SIGNED BY THE PARTIES ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. THE TERMS OF THIS AGREEMENT MAY ONLY BE CHANGED BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE SHALL ALSO BE EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN BORROWER AND THE BANK. A MODIFICATION OF ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN BORROWER AND THE BANK, WHICH OCCURS AFTER RECEIPT BY BORROWER OF THIS NOTICE, MAY BE MADE ONLY BY ANOTHER WRITTEN INSTRUMENT. ORAL OR IMPLIED MODIFICATIONS TO SUCH CREDIT AGREEMENTS ARE NOT ENFORCEABLE AND SHOULD NOT BE RELIED UPON.

   26. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, THE BORROWER AND THE BANK HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. THE BORROWER AND THE BANK EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

   27. Attachments. All documents attached hereto, including any appendices, schedules, riders, and exhibits to this Installment or Single Payment Note, are hereby expressly incorporated by reference.


(Individual Borrower)                 HI-SHEAR TECHNOLOGY, CORP.
                                      Borrower Name (Organization)

                                      a DELAWARE Corporation

Borrower Name            N/A          By   /s/ George W. Trahan
                                      Name and Title     George W. Trahan
                                                         President and CEO

Borrower Name            N/A          By   /s/ Jan L. Hauhe
                                      Name and Title     Jan L. Hauhe, CFO

Borrower Address:                     24225 Garnier Street, Torrance, CA
                                      90505-5323
Borrower Telephone No.:               (310) 784-2185

                               INTEREST RATE RIDER


This Rider is made part of the Installment or Single Payment (the "Note") in the original amount of $1,000,000.00 by the undersigned borrower (the "Borrower") in favor of U.S. BANK N. A. (the "Bank") as of the date identified below. The following interest rate description is hereby added to the Note:

Interest Rate Options. Interest on each advance hereunder shall accrue at one of the following per annum rates selected by the Borrower ("n/a" indicates rate option is not available, but Prime Rate Loan option must always be selected) (i) upon notice to the Bank, -0.250 % plus the prime rate announced by the Bank from time to time, as and when such rate changes (a "Prime Rate Loan"); (ii) upon a minimum of two New York Banking Days prior notice, 2.000 % plus the 1, 2, 3, 6 or 12 month LIBOR rate quoted by the Bank from Reuters Screen LIBOR01 Page or any successor thereto (which shall be the LIBOR rate in effect two New York Banking Days prior to commencement of the advance), adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation (a "LIBOR Rate Loan"); or (iii) upon notice to the Bank, n/a % plus the rate, determined solely by the Bank, at which the Bank would be able to borrow funds of comparable amounts in the Money Markets for a 1, 2, 3, 6 or 12 month period, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation (a "Money Market Rate Loan"). The term "New York Banking Day" means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York. The term "Money Markets" refers to one or more wholesale funding markets available to the Bank, including negotiable certificates of deposit, commercial paper, eurodollar deposits, bank notes, federal funds, interest rate swaps or others. No LIBOR Rate Loan or Money Market Rate Loan may extend beyond the maturity of this Note. In any event, if the Loan Period for a LIBOR Rate Loan or Money Market Rate Loan should happen to extend beyond the maturity of this Note, such loan must be prepaid at the time this Note matures. If a LIBOR Rate Loan or Money Market Rate Loan is prepaid prior to the end of the Loan Period for such loan, whether voluntarily or because prepayment is required due to the Note maturing or due to acceleration of this Note upon default or otherwise, the Borrower agrees to pay all of the Bank's costs, expenses and Interest Differential (as determined by the Bank) incurred as a result of such prepayment. The term "Loan Period" means the period commencing on the advance date of the applicable LIBOR Rate Loan or Money Market Rate Loan and ending on the numerically corresponding day 1, 2, 3, 6 or 12 months thereafter matching the interest rate term selected by the Borrower; provided, however, (a) if any Loan Period would otherwise end on a day which is not a New York Banking Day, then the Loan Period shall end on the next succeeding New York Banking Day unless the next succeeding New York Banking Day falls in another calendar month, in which case the Loan Period shall end on the immediately preceding New York Banking Day; or (b) if any Loan Period begins on the last New York Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of the Loan Period), then the Loan Period shall end on the last New York Banking Day of the calendar month at the end of such Loan Period. The term "Interest Differential" shall mean that sum equal to the greater of zero or the financial loss incurred by the Bank resulting from prepayment, calculated as the difference between the amount of interest the Bank would have earned (from like investments in the Money Markets as of the first day of the LIBOR Rate Loan or Money Market Rate
Loan) had prepayment not occurred and the interest the Bank will actually earn (from like investments in the Money Markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment. Because of the short-term nature of this facility, the Borrower agrees that the Interest Differential shall not be discounted to its present value. Any prepayment of a LIBOR Rate Loan or Money Market Rate Loan shall be in an amount equal to the remaining entire principal balance of such loan.

In the event the Borrower does not timely select another interest rate option at least two New York Banking Days before the end of the Loan Period for a LIBOR Rate Loan or Money Market Rate Loan, the Bank may at any time after the end of the Loan Period convert the LIBOR Rate Loan or Money Market Rate Loan to a Prime Rate Loan, but until such conversion, the funds advanced under the LIBOR Rate Loan or Money Market Rate Loan shall continue to accrue interest at the same rate as the interest rate in effect for such LIBOR Rate Loan or Money Market Rate Loan prior to the end of the Loan Period.

 The Bank's internal records of applicable interest rates shall be determinative in the absence of manifest error. Each LIBOR Rate Loan and each Money Market Rate Loan shall be in a minimum principal amount of $100,000.

Dated as of:  January 29, 2008

(Individual Borrower)                          Hi-Shear Technology Corporation
                                               --------------------------------
                                               Borrower Name Organization

                                               a Delaware Corporation

Borrower Name                  N/A             By   /s/ George W. Trahan
                                               Name and Title George W. Trahan
                                                              President and CEO

                                               By    /s/ Jan L. Hauhe
Borrower Name                  N/A             Name and Title  Jan L. Hauhe CFO

                     CALIFORNIA JUDICIAL REFERENCE AGREEMENT


This California Judicial Reference Agreement ("Agreement") is entered into in connection with any existing financing (other than consumer purpose financing) ("Financing") provided by U.S. BANK N.A. ('Bank") to HI-SHEAR TECHNOLOGY CORPORATION ("Borrower") evidenced, secured and/or supported by one or more promissory notes, loan agreements, security agreements, mortgages/deeds of trust, guaranties and/or other documents signed by the undersigned parties (said promissory note and such other agreements, together with amendments, modifications, substitutions and replacements thereto, are hereinafter referred to as the "Loan Documents").

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto (collectively, the "Parties") agree as follows:

1. Any and all disputes, claims and controversies arising out of the Loan Documents or the transactions contemplated thereby (including, but not limited to, actions arising in contract or tort and any claims by a Party against Bank related in any way to the Financing) (individually, a "Dispute") that are brought before a forum in which pre-dispute waivers of the right to trial by jury are invalid under applicable law shall be subject to the terms of this Agreement in lieu of the jury trial waivers otherwise provided in the Loan Documents.

2. Any and all Disputes shall be heard by a referee and resolved by judicial reference pursuant to California Code of Civil Procedure Sections 638 et seq.

3. The referee shall be a retired California state court judge or an attorney licensed to practice law in the State of California with at least ten (10) years' experience practicing commercial law. The Parties shall not seek to appoint a referee that may be disqualified pursuant to California Code of Civil Procedure Section 641 or 641.2 without the prior written consent of all Parties.

4. If the Parties are unable to agree upon a referee within ten (10) calendar days after one Party serves a written notice of intent for judicial reference upon the other Party or Parties, then the referee will be selected by the court in accordance with California Code of Civil Procedure
     Section 640(b).

5. The referee shall render a written statement of decision and shall conduct the proceedings in accordance with the California Code of Civil Procedure, the Rules of Court, and California Evidence Code, except as otherwise specifically agreed by the parties and approved by the referee. The referee's statement of decision shall set forth findings of fact and conclusions of law, The decision of the referee shall be entered as a judgment in the court in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645. The decision of the referee shall be appealable to the same extent and in the same manner that such decision would be appealable if rendered by a judge of the superior court.

6. Nothing in this Agreement shall be deemed to apply to or limit the right of Bank (a) to exercise self help remedies such as (but not limited to) setoff, or (b) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (c) to obtain from a court provisional or ancillary remedies (including, but not limited to, injunctive relief, a writ of possession, prejudgment attachment, a protective order or the appointment of a receiver), or (d) to pursue rights against a Party in a third-party proceeding in any action brought against Bank (including actions in bankruptcy court). Bank may exercise the rights set forth in the foregoing clauses (a) through (d), inclusive, before, during or after the pendency of any judicial reference proceeding. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies or the opposition to any such provisional remedies shall constitute a waiver of the right of any Party, including, but not limited to, the claimant in any such action, to require submission to judicial reference the merits of the Dispute occasioning resort to such remedies. No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for judicial reference of any of Dispute.

7. If a Dispute includes multiple claims, some of which are found not subject to this Agreement, the Parties shall stay the proceedings of the Disputes or part or parts thereof not subject to this Agreement until all other Disputes or parts thereof are resolved in accordance with this Agreement. If there are Disputes by or against multiple parties, some of which are not subject to this Agreement, the Parties shall sever the Disputes subject to this Agreement and resolve them in accordance with this Agreement.

8. During the pendency of any Dispute which is submitted to judicial reference in accordance with this Agreement, each of the Parties to such Dispute shall bear equal shares of the fees charged and costs incurred by the referee in performing the services described in this Agreement. The compensation of the referee shall not exceed the prevailing rate for like services. The prevailing party shall be entitled to reasonable court costs and legal fees, including customary attorney fees, expert witness fees, paralegal fees, the fees of the referee and other reasonable costs and disbursements charged to the party by its counsel, in such amount as is determined by the Referee.

9. In the event of any challenge to the legality or enforceability of this Agreement, the prevailing Party shall be entitled to recover the costs and expenses from the non-prevailing Party, including reasonable attorneys' fees, incurred by it in connection therewith.

10. THIS AGREEMENT CONSTITUTES A "REFERENCE AGREEMENT" BETWEEN OR AMONG THE PARTIES WITHIN THE MEANING OF AND FOR PURPOSES OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638.



Dated as of:   JANUARY 29, 2008


Agreed to:
  U.S. BANK N.A.
(Bank)
By:  /s/ David J. Clarke
Name and Title:  David J. Clarke, Vice President

                                             Hi-Shear Technology Corporation
 (Individual)                                Name (Organization)
                                             a Delaware Corporation
Printed Name:
                                             By:  /s/ George W. Trahan
(Individual)                                 Name and Title: George W. Trahan
                                                             President and CEO

                                             By:  /s/ Jan L. Hauhe
Printed Name                                 Name and Title:  Jan L. Hauhe CFO

(Individual)                                 By:
                                             Name and Title:
Printed Name

(Individual)                                 By:
                                             Name and Title:
Printed Name

(Individual)                                 By:
                                             Name and Title:
Printed Name

(Individual)                                 By:
                                             Name and Title:
Printed Name

                 ADDENDUM TO INSTALLMENT OR SINGLE PAYMENT NOTE
                                     Between
               U.S. Bank N.A. and Hi-Shear Technology Corporation

                                January 29, 2008

              This Addendum to Installment or Single Payment Note (this "Addendum") is made part of that certain Installment or Single Payment Note in the original principal amount of $1,000,000.00 of even date herewith (the "January 2008 Term Note") by Hi-Shear Technology Corporation (the "Borrower") in favor of U.S. Bank N.A. (the "Bank"). The warranties, covenants and other terms of this Addendum (i) supplement, amend or modify the January 2008 Term Note and to the extent inconsistent herewith, any and all other documents in connection with extensions of credit made by Bank to Borrower, and (ii) to the extent applicable, constitute warranties, covenants and terms of all the extensions of credit made by Bank to Borrower, including, without limitation, extensions of credit made pursuant to January 2008 Term Note. This Addendum is an addendum to the January 2008 Term Note. Capitalized terms and financial terms not defined herein shall have the meanings ascribed to them in the January 2008 Term Note or, if not defined in the January 2008 Term Note, the meanings ascribed to them by generally accepted accounting principles. In the event of any conflict between the provisions of the January 2008 Term Note or any other document by and between Bank and Borrower or by Borrower in favor of Bank, on the one hand, and the provisions of this Addendum on the other, the provisions of this Addendum shall prevail and control.

              1. Extension of January 2008 Term Note Option. Borrower and Bank agree that, so long as no default or Event of Default under any Loan Document has occurred and is continuing, Borrower shall have the following option with respect to the January 2008 Term Note:

              Borrower may extend the maturity date of the January 2008 Term Note from January 31, 2009 (the "Original Maturity Date") to January 31, 2014 (the "Extended Maturity Date"). This option may be exercised only: (a) once during the term of the January 2008 Term Note, on or before the Original Maturity Date; (b) upon actual receipt by Bank of written notice of exercise from Borrower to Bank received no later than December 31, 2008; (c) after all loan proceeds that Borrower has requested to be advanced and that Bank has agreed to advance under the January 2008 Term Note have been fully advanced; and (d) as to the entire then-outstanding principal balance of the January 2008 Term Note.

              Following extension of the maturity date of the January 2008 Term Note from the Original Maturity Date to the Extended Maturity Date as provided above, the repayment schedule for the January 2008 Term Note shall be revised so that the remaining principal and interest shall be payable in equal monthly installments, each in an amount sufficient to amortize the remaining principal balance of the January 2008 Term Note plus interest thereon over the remaining term of the January 2008 Term Note, as extended to the Extended Maturity Date.

              If Borrower is eligible and elects to extend the maturity date of the January 2008 Term Note from the Original Maturity Date to the Extended Maturity Date as provided hereby, Borrower shall execute an amendment to the January 2008 Term Note or, at Bank's option, an amended and restated promissory note reflecting the extension of the maturity date thereof and the change in the repayment schedule, and describing Bank's applicable prepayment indemnity, if any, in effect at the time of conversion. Depending upon the applicable prepayment indemnity option following conversion, Borrower acknowledges that prepayment may be prohibited except with the consent of Bank.

              No additional advances shall be made under the January 2008 Term Note after extension of the maturity date of the January 2008 Term Note from the Original Maturity Date to the Extended Maturity Date as provided above, even if less than all proceeds evidenced by the January 2008 Term Note have been advanced prior to such conversion.

                                     1 of 3

              If Borrower is not eligible to exercise or chooses not to exercise its option to extend the maturity date of the January 2008 Term Note to the Extended Maturity Date, as provided herein, Borrower shall repay all outstanding and unpaid principal and interest on the Original Maturity Date.

              2. Incorporation of Revolving Loan Agreement and Revolving Loan Documents.

                      2.1 Bank and Borrower hereby agree that all extensions of
              credit by Bank to Borrower, including, without limitation, extensions of credit made by Bank to Borrower pursuant to the January 2008 Term Note, shall be subject to all the financial covenant provisions and financial reporting requirements contained in (i) that certain Revolving Credit Agreement of even date herewith by and between Borrower and Bank, as such agreement has been or may in the future be amended, modified, extended, supplemented, restated or replaced (collectively, the "Revolving Loan Agreement") and (ii) any and all addendums and other documents that have been or may in the future be executed that by their terms amend, modify, extend, supplement, restate or replace the Revolving Loan Agreement (such documents and the Revolving Loan Agreement collectively, the "Revolving Loan Documents"). All the financial covenant provisions and financial reporting requirements contained in the Revolving Loan Agreement or the Revolving Loan Documents apply to and are incorporated by this reference into all such extensions of credit by Bank to Borrower and all documents entered into in connection with such extensions of credit and all of the provisions of the Revolving Loan Agreement and the Revolving Loan Documents shall remain in full force and effect with respect to any and all such extensions of credit by Bank to Borrower (a) regardless of whether the advances and extensions of credit evidenced by that certain promissory note in the original principal amount of $5,000,000.00 dated of even date herewith by Borrower in favor of Bank, as such note has been or may in the future be amended, modified, extended, supplemented, restated or replaced (collectively, the "January 2008 Revolving Note") has been repaid and (ii) notwithstanding termination of the Revolving Loan Agreement or the Revolving Loan Documents unless documentation terminating the Revolving Loan Agreement or the Revolving Loan Documents expressly states that the provisions of the Revolving Loan Agreement and the Revolving Loan Documents no longer apply to such extensions of credit.

                      2.2 Without limitation on the generality of the foregoing
              Section 2.1, each and every loan document entered into in connection with any extension of credit by Bank to Borrower, including, without limitation, each of the Revolving Loan Documents, shall constitute a "Loan Document" as defined in the Revolving Loan Agreement.

              3. Continuing Validity. Except as expressly modified above or in other agreements between Borrower and Bank, the terms of the January 2008 Term Note, the Revolving Loan Agreement, the Revolving Loan Documents, and the other Loan Documents shall remain unchanged and in full force and effect.

                            [Signature Page Follows]

                                     2 of 3

            Dated as of January 29, 2008

                                           Hi-Shear Technology Corporation,
                                           a Delaware corporation


                                           By:   /s/ George W. Trahan
                                           Name and Title: George W. Trahan
                                                           -----------------
                                                           President and CEO


                                           By:   /s/ Jan L. Hauhe
                                           Name and Title: Jan L. Hauhe
                                                           -----------------
                                                           CFO


                                            U.S. Bank N.A.

                                            By: /s/ David J. Clarke
                                                    David J. Clarke,
                                                    Vice President


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